UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 9, 2016
CSP Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	000-10843 (Commission File Number)	04-2441294 (IRS Employer Identification Number)
175 Cabot Street - Suite 210, Lowell, Massachusetts 01854 (Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (978) 663-7598
43 Manning Road, Billerica, Massachusetts 01821 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(b) At the Company’s 2016 Annual Meeting on February 9, 2016, of the 3,683,794 shares outstanding and entitled to vote, 3,071,286 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting, as certified by the Inspector of Elections for the Meeting, are as follows:

Item No. 1:   Election of five directors to serve until the Company’s 2017 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below.

Nominee	For	Withhold
Victor Dellovo	1,475,751	66,240
Ismail "Izzy" Azeri	1,476,500	65,491
Charles Blackmon	986,796	555,195
C. Shelton James	986,096	555,896
Marilyn T. Smith	969,896	572,095

Item No. 2:   Advisory vote to approve the compensation paid to the Company’s named executive officers, voted as follows:

For	Against	Abstain
1,443,036	33,583	65,372

Item No. 3:   Ratification of the appointment of RSM US, LLP as the Company’s independent auditors for fiscal 2016, voted as follows:

For	Against	Abstain
3,001,069	11,250	58,967

Item No. 4:	Advisory vote to approve proxy access for shareholders, voted as follows:

For	Against	Abstain
112,901	1,400,340	28,750

Not later than 150 days after the date of the Annual Meeting, and in no event less than 60 days prior to the deadline for submission of shareholder proposals under Rule 14a-8 as disclosed in our most recent proxy statement, we will disclose, by amendment to this Form 8-K, the Company’s decision in light of the vote on Item 2 as to how frequently the Company will include a shareholder vote on the compensation of executives in our proxy materials until the next required vote on the frequency of shareholder votes on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP Inc.

By:   /s/ Gary W. Levine
Name:   Gary W. Levine
Title:     Secretary

Dated: February 16, 2016